Exhibit 3.1

Effective July 6, 2018

WGL HOLDINGS, INC.

BYLAWS

ARTICLE I

Shareholders.

SECTION 1. Annual Meeting. The annual meeting of shareholders of WGL Holdings, Inc. (the “Company”) shall be held at such time and place within or without the Commonwealth of Virginia as shall be determined by the Board of Directors and as shall be stated in the notice of the meeting. The meeting shall be held for the purpose of electing directors and for the transaction of such other business as properly may come before such meeting.

SECTION 2. Special Meetings. Special meetings of shareholders may be held upon call by the most senior officer, the Secretary, or a majority of the Board of Directors, and shall be called by the Secretary upon the request in writing of the holders of record of not less than one-tenth of all the outstanding shares of stock entitled by its terms to vote at such meeting, at such time and at such place within or without the Commonwealth of Virginia as may be fixed in the call and stated in the notice setting forth such call. Such request by the shareholders and such notice shall state the purpose of the proposed meeting.

SECTION 3. Notice of Meetings. Notice of the time, place and purpose of every meeting of the shareholders, shall, except as otherwise required by law, be delivered personally or mailed at least ten (10) but not more than sixty (60) days prior to the date of such meeting to each shareholder of record entitled to vote at the meeting at his or her address as it appears on the records of the Company. Any meeting may be held without notice if all of the shareholders entitled to vote thereat are present in person or by proxy at the meeting, or if notice is waived by those not so present in person or by proxy.

SECTION 4. Quorum. At every meeting of the shareholders, the holders of record of a majority of the shares entitled to vote at the meeting, represented in person or by proxy, shall constitute a quorum. The vote of the majority of such quorum shall be necessary for the transaction of any business, unless otherwise provided by law or the articles of incorporation. If the meeting cannot be organized because a quorum has not attended, those present in person or by proxy may adjourn the meeting from time to time by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally called.

WGL Holdings, Inc. Bylaws – effective July 6, 2018

SECTION 5. Voting and Proxies. Unless otherwise provided by law or the articles of incorporation, every shareholder of record entitled to vote at any meeting of shareholders shall be entitled to one vote for every share of stock standing in his or her name on the records of the Company on the record date fixed as provided in these Bylaws. In the election of directors, all votes shall be cast by ballot and the persons having the greatest number of votes shall be the directors. On matters other than election of directors, votes may be cast in such manner as the chairman of the meeting may designate.

Shareholders of record and entitled to vote may vote at any meeting held, in person or by proxy, authorized by any means permitted by the Virginia Stock Corporation Act or other applicable law.

SECTION 6. Inspectors. The Board of Directors shall annually appoint two or more persons to act as inspectors or judges at any election of directors or vote conducted by ballot at any meeting of shareholders. Such inspectors or judges of election shall take charge of the polls and after the balloting shall make a certificate of the result of the vote taken. In case of a failure to appoint inspectors, or in case an inspector shall fail to attend, or refuse or be unable to serve, the chairman of the meeting may appoint, or the shareholders may elect, an inspector or inspectors to act at such meeting. Such inspector or inspectors shall make a certificate of the result of the vote taken.

SECTION 7. Conduct of Shareholders’ Meeting.

The most senior officer of the Company in attendance at shareholders’ meetings shall act as chairman for the meeting or shall designate a chairman for the meeting.

The Secretary of the Company, or in his or her absence any person appointed by the chairman for the meeting, shall act as Secretary of the meeting for organization purposes.

SECTION 8. Record Date. In lieu of closing the stock transfer books, the Board of Directors, in order to make a determination of shareholders entitled to notice of or to vote at any meeting, or to receive payment of any dividends or for any other proper purpose, may fix in advance a date, but not more than seventy days in advance, as a record date for such determination, and in such case only shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting, or to receive payment of such dividend, or to exercise such other rights, as the case may be, notwithstanding any transfer of stock on the books of the Company after such date. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. If the Board of Directors does not fix a record date as aforesaid, such date shall be as provided by law.

WGL Holdings, Inc. Bylaws – effective July 6, 2018

ARTICLE II

Board of Directors.

SECTION 1. Number, Powers, Term of Office, Quorum, Lead Director. The Board of Directors of the Company shall consist of one or more individuals as may be fixed from time to time by the Board of Directors. The Board of Directors may exercise all the powers of the Company and do all acts and things which are proper to be done by the Company which are not by law or by these Bylaws directed or required to be exercised or done by the shareholders. The members of the Board of Directors shall be elected at the annual meeting of shareholders and shall hold office until the next succeeding annual meeting, or until their successors shall be elected and shall qualify. A majority of the number of directors shall constitute a quorum for the transaction of business. The action of a majority of the directors present at any lawful meeting at which there is a quorum shall, except as otherwise provided by law or by these Bylaws, be the action of the Board.

SECTION 2. Vacancies.

If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors:

(a) the shareholders may fill the vacancy;

(b) the Board of Directors may fill the vacancy; or

(c) if the directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of directors remaining in office.

A vacancy that will occur at a specific later date, by reason of a resignation effective at a later date, may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. A director filling a position resulting from an increase in the number of directors shall hold office until the next annual meeting of shareholders and until his or her successor is elected and qualified.

SECTION 3. Meetings.

Regular meetings of the Board shall be held at such time and place as provided by resolution of the Board of Directors or as stated in the notice of the meeting.

Special meetings of the Board may be called by the most senior officer of the Company or by any two directors. At least two days’ notice of all special meetings of the Board shall be given to each director personally by telegraphic, electronic or written notice. Any meeting may be held without notice if all of the directors are present, or if those not present waive notice of the meeting by telegram, electronic communication or in writing. Special meetings of the Board of Directors may be held within or without the Commonwealth of Virginia.

WGL Holdings, Inc. Bylaws – effective July 6, 2018

SECTION 4. Committees.

The Board of Directors may appoint such committees, standing or special, from time to time, from among their own number, or otherwise, and confer powers on such committees, and revoke such powers and terminate the existence of such committees at its pleasure.

A majority of the members of any such committee shall constitute a quorum for the purpose of fixing the time and place of its meetings, unless the Board shall otherwise provide. All action taken by any such committee shall be reported to the Board at its meeting next succeeding such action.

SECTION 5. Removal. Any director may be removed from office at any time, with or without cause, and another be elected in his or her place, by the vote of the holders of record of a majority of the outstanding shares of stock of the Company (of the class or classes by which such director was elected) entitled to vote thereon, at a special meeting of shareholders called for such purpose.

ARTICLE III

Officers.

SECTION 1. Officers. The officers of the Company shall be elected by the Board of Directors and shall consist of a Secretary and may also include a President, a Treasurer, and one or more Vice Presidents, and such other officers as the Board from time to time shall elect, with such duties as the Board shall deem necessary to conduct the business of the Company. Any officer may hold two or more offices except that the offices of President and Secretary may not be held by the same person. Officers of the Company, including the President, may be, but are not required to be, Directors.

SECTION 2. Term of Office. Removal. In the absence of a special contract, all officers shall hold their respective offices for one year or until their successors shall have been duly elected and qualified, but they or any of them may be removed from their respective offices on a vote by a majority of the Board.

SECTION 3. Powers and Duties. The officers of the Company shall have such powers and duties as generally pertain to their offices, respectively, as well as such powers and duties as from time to time shall be conferred by the Board of Directors.

SECTION 4. Salaries. The salaries of all executive officers of the Company shall be determined and fixed by the Board of Directors, or pursuant to such authority as the Board may from time to time prescribe.

WGL Holdings, Inc. Bylaws – effective July 6, 2018

ARTICLE IV

Indemnification of Directors and Officers.

SECTION 1. Any indemnification (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstance because the person was not finally adjudged in any threatened, pending or completed action, suit or proceeding (an “Action”) to have knowingly violated criminal law or was not liable for willful misconduct in the performance of the person’s duty to the Company. In the case of any director, such determination shall be made: (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such Action; or (2) if such a quorum is not obtainable, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding; or (3) by special legal counsel selected by the Board of Directors or its committee in the manner prescribed by clause (1) or (2) of this paragraph, or if such a quorum is not obtainable and such a committee cannot be designated, by majority vote of the Board of Directors, in which selection directors who are parties may participate; or (4) by vote of the shareholders, in which vote shares owned by or voted under the control of directors, officers and employees who are at the time parties to the Action may not be voted. In the case of any officer, employee, or agent other than a director, such determination may be made (i) by the Board of Directors or a committee thereof; (ii) by the most senior officer of the Company, or (iii) such other officer of the Company, not a party to such Action, as such person specified in clause (i) or (ii) of this paragraph may designate. Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled hereunder to select such legal counsel.

It is the intention of the Company that the indemnification set forth in this Section 1 of Article IV, shall be applied to no less extent than the maximum indemnification permitted by law. In the event that any right to indemnification or other right hereunder may be deemed to be unenforceable or invalid, in whole or in part, such unenforceability or invalidity shall not affect any other right hereunder, or any right to the extent that is not deemed to be unenforceable. The indemnification provided herein shall be in addition to, and not exclusive of, any other rights to which those indemnified may be entitled under the articles of incorporation, any Bylaw, agreement, vote of shareholders, or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and inure to the benefit of such person’s heirs, executors, and administrators.

ARTICLE V

Checks, Notes, Etc.

SECTION 1. All checks and drafts on the Company’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers, agent or agents, as shall be thereunto authorized from time to time by the Board of Directors.

WGL Holdings, Inc. Bylaws – effective July 6, 2018

SECTION 2. Shares of stock and other interests in other corporations or associations shall be voted by such officer or officers as the Board of Directors may designate.

SECTION 3. Except as the Board of Directors shall otherwise provide, all contracts expressly approved by the Board shall be signed on behalf of the Company by an officer of the Company.

ARTICLE VI

Capital Stock.

SECTION 1. Certificates for shares. Unless otherwise authorized by the Board of Directors, the interest of each shareholder of the Company shall be evidenced by a certificate or certificates for shares of stock in such form as required by law and as the Board of Directors may from time to time prescribe. The Board of Directors may authorize the issue of some or all of the shares of any or all of its classes or series without certificates. The certificates of stock shall be signed by the most senior officer and the Secretary or an Assistant Secretary and sealed with the seal of the Company. Such seal may be a facsimile.

Where any such certificate is countersigned by a transfer agent other than the Company, or an employee of the Company, or is countersigned by a transfer clerk and is registered by a registrar, the signatures of the Secretary or Assistant Secretary may be facsimiles.

In case any officer who has signed, or whose facsimile signature has been placed upon such certificate, shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Company with the same effect as if such officer had not ceased to hold such office at the date of its issue.

SECTION 2. Transfer of Shares. The shares of stock of the Company shall be transferable on the books of the Company by the holders thereof in person or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the Company or its agents may reasonably require.

SECTION 3. Lost, Stolen or Destroyed Certificates. No certificate of stock claimed to have been lost, destroyed or stolen shall be replaced by the Company with a new certificate of stock until the holder thereof has produced evidence of such loss, destruction or theft, and has furnished indemnification to the Company and its agents to such extent and in such manner as the proper officers or the Board of Directors may from time to time prescribe.

WGL Holdings, Inc. Bylaws – effective July 6, 2018

ARTICLE VII

Corporate Records.

SECTION 1. Records. The Company shall keep such books and records as may be required by applicable law.

SECTION 2. Inspection. Shareholders of the Company shall have the right to inspect the books and records of the Company as provided by the law of the Commonwealth of Virginia.

ARTICLE VIII

Fiscal Year.

The fiscal year of the Company shall begin on the 1st day of October in each year and end on the 30th day of September following and may be adjusted from time to time by the Board of Directors.

ARTICLE IX

General Provisions.

SECTION 1. Corporate Seal. The seal of the Company shall be circular in form and there shall be inscribed thereon — WGL Holdings, Inc. — a Corporation of Virginia — 2000.

SECTION 2. Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

ARTICLE X

Amendments.

SECTION 1. By the Board of Directors. The Board of Directors may amend or repeal the Company’s Bylaws except to the extent that (i) the Company’s articles of incorporation or Virginia state law reserves this power to the shareholders, or (ii) to the extent permitted under Virginia law, the shareholders in amending or repealing particular bylaws provide expressly that the Board of Directors may not amend or repeal that bylaw.

SECTION 2. By the Shareholders. These Bylaws may be amended or repealed at any regular meeting of shareholders, or at any special meeting of shareholders, provided notice of such action shall have been properly brought before such meeting in a manner provided in these Bylaws. The Company’s shareholders may amend or repeal the Company’s bylaws as provided in this Section 2 even though the bylaws may also be amended or repealed by the Board of Directors.

WGL Holdings, Inc. Bylaws – effective July 6, 2018